UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 14, 2022

BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive
Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)
(774) 512-7400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                         ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2022, BJ’s Wholesale Club Holdings, Inc. (the “Company”) and Mr. Chris Baldwin agreed that Mr. Baldwin’s employment with the Company as Executive Chairman would end on June 16, 2022. On June 16, 2022 the Board of Directors of the Company (the "Board") determined that, subsequent to the end of his employment as Executive Chairman on June 16, 2022, Mr. Baldwin would continue to serve as the Company’s Chairman of the Board. As a result, Mr. Baldwin no longer serves as an executive officer of the Company; however, at the Company’s annual meeting of shareholders (the “Annual Meeting”) on June 16, 2022, as set forth below, the shareholders voted in favor of Mr. Baldwin to continue to serve as a director of the Company for another term.
Item 5.03.    Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
As described below in Item 5.07 of this Current Report on Form 8-K and in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 5, 2022 (the “Proxy Statement”), at the Annual Meeting, the Company’s shareholders voted to approve an amendment (the “Supermajority Elimination Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, (the “Charter”) to eliminate supermajority vote requirements relating to (i) amendments to the Charter and Bylaws and (ii) the removal of directors from office. In connection with the Charter Amendment, on June 16, 2022, the Board approved an amendment to our Second Amended and Restated Bylaws (the “Bylaws Amendment”) to eliminate supermajority vote requirements therein. On June 16, 2022, the Company filed the Certificate of Amendment to the Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Supermajority Elimination Amendment.
The foregoing summary of the Certificate of Amendment and Bylaws Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment and Bylaws Amendment, copies of which are filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 129,137,125 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 95.72% of the Company’s common stock outstanding as of April 25, 2022, the record date. The voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Proxy Statement, are set forth below.
Item 1 – The shareholders of the Company elected Chris Baldwin, Darryl Brown, Michelle Gloeckler, Ken Parent, Chris Peterson, Robert Steele and Judy Werthauser as directors to hold office until the Company’s annual meeting of shareholders to be held in 2023 and until their respective successors have been duly elected and qualified. The results of the shareholders’ vote with respect to the election of each director were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Chris Baldwin	123,423,333	1,242,820	4,470,972
Darryl Brown	124,232,651	433,502	4,470,972
Michelle Gloeckler	123,415,668	1,250,485	4,470,972
Ken Parent	124,077,166	588,987	4,470,972
Chris Peterson	123,897,472	768,681	4,470,972
Rob Steele	123,923,830	742,323	4,470,972
Judy Werthauser	122,888,554	1,777,599	4,470,972

Item 2 – The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The results of the shareholders’ vote with respect to the compensation of the Company’s named executive officers were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
122,697,526	1,762,663	205,964	4,470,972

Item 3 – The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2022. The results of the shareholders’ vote with respect to the ratification were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
125,019,081	3,943,365	174,679	—

Item 4 – The shareholders approved the Supermajority Elimination Amendment. The results of the shareholders’ vote with respect to the Supermajority Elimination Amendment were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
124,471,054	34,144	160,955	4,470,972

Item 9.01    Financial Statement and Exhibits.
(d)     Exhibits
Exhibit No.         Description
3.1     Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, of BJ’s Wholesale Club Holdings, Inc.
3.2    Amendment to the Second Amended and Restated Bylaws of BJ’s Wholesale Club Holdings, Inc.
104     Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2022                    BJ’S WHOLESALE CLUB HOLDINGS, INC.

                            By: /s/ Graham N. Luce
                            Name: Graham N. Luce
                            Title: Senior Vice President, Secretary